Exhibit 10.1

AMENDMENT TO THE EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement dated August 29, 2025 (“Amendment”) is executed between:

Deel Canada Services Inc., a company with registered at 700 West Georgia Street, Suite 2200, Vancouver, BC, V7Y 1K8, CA legally represented by its legal representative Alexandre Bouaziz (the “Deel Group” or the “Employer”).

AND

Paul Krzywicki, of legal age, and with address at [REDACTED] (“Employee”).

Each is referred to here as a “Party” and collectively as the “Parties”. WHEREAS:

1.	The Employer and the Employee entered into an Employment Agreement dated March 12th, 2025 (“Agreement”).

2.	For the Employee’s benefit, the Parties mutually agree to amend the Agreement.

NOW THEREFORE, in consideration of the mutual covenants here and for other good and valuable consideration, the Parties agree as follows:

Effective: September 1, 2025

The Employee’s annual gross salary is updated to 216000.00 CAD (“Salary”). This salary replaces the previous annual gross salary stated in the Employment Agreement.

Except for the amendments contained in this Amendment, all other terms and conditions of employment contained in the Agreement will remain unchanged and shall be in full force and effect as regulated by the Agreement.

EMPLOYEE

August 29, 2025	/s/ Paul Krzywicki
Date	Paul Krzywicki

AUTHORIZED SIGNATORY OF EMPLOYER: GREG LIPSCHITZ

August 29, 2025	/s/ Greg Lipschitz
Date	Greg Lipschitz